CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of BorgWarner Inc. (the "Company") on Form 10‑Q for the period ended June 30, 2005 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the

      Securities Exchange Act of 1934; and

 (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    July 29, 2005

/s/ Timothy M. Manganello

 ______________________________

Timothy M. Manganello

Chairman & Chief Executive Officer

/s/ Timothy M. Manganello

 _____________________________

Robin J. Adams

Executive Vice President, Chief Financial Officer

& Chief Administrative Officer

A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.